                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 of the Registration Statement on Form S-4 of Metrocall, Inc., of our report dated February 3, 1995, except as to the first paragraph of Note 8, for which the date is August 31, 1995, relating to the financial statements of Network Paging Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                               /s/ PRICE WATERHOUSE LLP
                                          --------------------------------------
                                                   PRICE WATERHOUSE LLP

Tampa, Florida
October 23, 1997